Exhibit 10.16
SETTLEMENT AND RELEASE AGREEMENT
     THIS SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2008, by and between Catalyst Paper (Snowflake) Inc., a Delaware corporation (“Landlord”) and indirect wholly-owned subsidiary of Catalyst Paper Corporation, a Canadian corporation, and Snowflake White Mountain Power, LLC, and Arizona limited liability company (“Tenant”).
RECITALS
     A. Landlord and Tenant have entered into that certain Lease Agreement, dated as of September 14, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, including pursuant to the Amendment No. 4 to Lease (as defined below), the “Lease”). Capitalized terms used herein but not defined herein have the meaning given in the Lease.
     B. A dispute has arisen concerning the payment of the monthly invoices submitted to Tenant under 7.1.3 of the Operations Provisions of the Lease for the period May 1, 2008 through September 30, 2008 with respect to Operational Costs and reimbursement or others costs payable by Tenant to Landlord pursuant to Sections 4.5, 4.6 or 4.7 of the Lease (the “Disputed Costs”).
     C. Tenant has previously made certain payments to Landlord with respect to the Disputed Costs.
     D. The parties desire to settle and resolve their differences with respect to any balance due from Tenant to Landlord with respect to the Disputed Costs on the terms set forth herein.
     E. Concurrently with the execution and delivery of this Agreement, Landlord and Tenant are entering into that certain Amendment No. 4 to Lease Agreement to amend certain provisions in the Lease (the “Amendment No. 4 to Lease”).
     NOW THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:
AGREEMENT
     1. Incorporation by Reference. All Recitals set forth above are hereby incorporated by reference into this Section 1 as if they were set forth in full herein.
     2. Settlement and Payment of Disputed Costs.
          a. The parties agree and acknowledge that the balance due from Tenant to Landlord for Disputed Costs for each of the monthly periods occurring between May 1, 2008 and September 30, 2008 shall be as set forth on Exhibit A hereto.

          b. Within thirty (30) days of the execution hereof, Tenant shall pay to Landlord the sum of Three Hundred Ninety-Six Thousand, Nine Hundred Sixty-Three and 83/100 Dollars ($396,963.83), in full satisfaction of Tenant’s obligation for the Disputed Costs for each of the monthly periods occurring between May 1, 2008 and September 30, 2008.
     3. Release by Landlord. Landlord and its directors, officers, shareholders, affiliates and other agents each hereby release Tenant (including its members and managers) and their respective successors, assigns, affiliates and agents, from and against any and all claims, demands, debts, liabilities, obligations, accounts, costs, expenses, liens, actions and causes of action, of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, direct or derivative, presently accrued or not accrued, whether arising out of tort, contract, statute, or any other legal theories, which such releasing parties ever had or now has against such parties with respect to the Disputed Costs for the monthly periods occurring between May 1, 2008 and September 30, 2008; provided, however, that the foregoing shall not constitute a release of any claim, demand, liability, cost or obligation arising under this Agreement.
     4. Acknowledgements by Settling Parties. Each of the parties hereto represents, acknowledges and agrees that:
          a. It has received advice from independent legal counsel selected by it prior to its execution of this Agreement, and that it fully understands the terms and provisions of this Agreement and the nature and effect thereof.
          b. It is aware that it or its attorneys may after the date hereof discover facts different from or in addition to the facts that it or its attorneys now know or believe to be true with respect to the subject matter of this Agreement but that its intention is that Tenant and its affiliates shall be fully and finally released from any and all manner of liabilities and claims which have arisen, are now arising, or may in the future arise in connection with or in any way related to the Disputed Costs for the monthly periods occurring between May 1, 2008 and September 30, 2008, except as provided under this Agreement. Landlord further represents and acknowledges that to its knowledge there are no other Operational Costs or other costs due from Tenant under Section 4.5, 4.6 or 4.7 of the Lease for the time period May 1, 2008 through September 30, 2008 other than as set forth and included in the monthly invoices previously submitted to Tenant with respect to the Disputed Costs and except as may otherwise be contemplated by the parties pursuant to Section 2(g) Amendment No. 4 to Lease.
          c. It is understood and agreed that this Agreement is a compromise of disputed claims and the payments made and consideration given hereunder are being made without any admission of liability or responsibility whatsoever, said liability or responsibility being expressly denied by Tenant, said Agreement being made in the spirit of compromise and settlement thereof and shall never be treated as an admission of liability or responsibility at any time for any purpose.
          d. It is duly authorized and empowered to enter into this Agreement and to perform and observe its agreements and obligations herein; this Agreement creates and constitutes a binding obligation on such party and its successors and assigns; and such party is the holder of all claims and rights compromised or released herein, and has not sold or otherwise transferred any such claims or rights.
          e. The representations contained in this Section 4 will survive the execution of this Agreement.
     5. Miscellaneous.
          a. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE STATE OF ARIZONA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).
          b. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
          c. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
          d. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
          e. Amendment, Waiver. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Landlord and Tenant.
          f. Successors and Assigns. This Agreement shall bind and benefit Landlord and Tenant, and their respective successors and assigns, including any of Landlord’s successors and assigns to the Operations Provisions with respect thereto.
          g. Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings between the parties hereto in respect of the subject matter hereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CATALYST PAPER (SNOWFLAKE) INC.			SNOWFLAKE WHITE MOUNTAIN POWER, LLC
By:	/s/ Tom Fawcett		By:	/s/ Robert M. Worsley
	Name:	Tom Fawcett		Name:	Robert M. Worsley
	Title:	Production Manager		Title:	Manager

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